TOTAL ENTERTAINMENT RESTAURANT CORP.
                        REPORTS FINANCIAL RESULTS FOR THE
             FISCAL QUARTER AND FISCAL YEAR ENDED DECEMBER 31, 2002

WICHITA, KS---(PRIMEZONE)---February 14, 2003---Total Entertainment Restaurant Corp. (NASDAQ : TENT) announced record earnings and revenues for the seventeen-week fourth quarter ended December 31, 2002.

The results for the fiscal quarter and year were boosted by an extra week in the quarter. The Company operates on a 52 or 53 week year and fiscal 2002 included 53 weeks and 17 weeks in the fourth quarter, while fiscal 2001 included 52 weeks and 16 weeks in the fourth quarter. The Company estimates that the extra week added $2.6 million to sales and $400,000 or $0.04 per share to earnings. Highlights for the seventeen-week fourth quarter ended December 31, 2002 compared to the sixteen-week fourth quarter ended December 25, 2001:

            o     Comparable store sales increased 4.0%
            o     Total revenues increased 53.1% to $38,218,000
            o     Income from continuing operations increased 93.5% to
                  $3,705,000
            o Diluted earnings per share on income from continuing operations increased 59.1% to $0.35
            o     Average weekly sales per restaurant increased 10.8% to $42,643
            o New units (open less than 18 months) generated 36.7% higher average weekly sales than units in the 18-month comp base
            o Restaurant operating income before preopening costs increased 47.7% to $7,771,000 or 20.3% of sales
            o     Three new units were opened

Highlights for the 53-week fiscal year ended December 31, 2002 compared to the 52-week fiscal year ended December 25, 2001:

            o     Comparable store sales increased 6.6%
            o     Total revenues increased 46.3% to $102,464,000
            o     Income from continuing operations increased 91.6% to
                  $7,190,000
            o Diluted earnings per share on income from continuing operations increased 69.8% to $0.73
            o     Average weekly sales per restaurant increased 14.6% to $39,546
            o New units (open less than 18 months) generated 40.4% higher average weekly sales than units in the 18-month comp base
            o Restaurant operating income before preopening costs increased 48.4% to $18,405,000 or 18.0% of sales
            o     Twelve new units were opened and one unit was closed

Steve Johnson, chief executive officer, stated, "We are again proud to report strong overall and comparable sales growth for the quarter and fiscal year. This also marks our fifteenth consecutive quarter of same store sales growth. In addition, our new units continue to generate average weekly sales approximately 40% higher than the units in our comp base." Johnson further stated, "We have experienced extremely unusual adverse weather in the first half of the first quarter of fiscal 2003 in many of our key markets, especially in the Southeast and Mid-Atlantic regions, which we believe has adversely affected sales. We have experienced negative comps through this same period. However, despite yearly comparisons of 9.3% comps in Q1 of fiscal 2002, we have already seen a positive impact from our price increases effected on February 4, 2003, and expect comps to be flat to slightly positive for the quarter and reaffirm our guidance of 2% comps for fiscal 2003."

Excluding the impact of the 53rd week, the Company expects fiscal 2003 revenue, operating income, and net income growth of 23-26% over fiscal 2002. The Company expects fully diluted earnings per share of $0.80 to $0.83 for fiscal 2003.

The Company plans to open 10 to 12 new units during fiscal 2003. One unit has already opened in Houston, TX, three units are currently under construction, leases have been executed on five additional sites, and lease negotiations have begun on five additional sites.

The Company has repurchased 430,403 shares of its common stock under the 500,000 share repurchase plan authorized by the Board of Directors on October 10, 2002. The Board of Directors authorized the repurchase of an additional 500,000 shares on November 12, 2002.

The Company currently operates 55 restaurants under the "Fox and Hound" and "Bailey's" brand names that each provide a social gathering place offering high quality food, drinks and entertainment in an upscale, casual environment.

Chief Executive Officer, Steven M. Johnson, and Chief Financial Officer, James
K. Zielke, will host the conference call at 10 a.m. Eastern on Friday, February 14, 2003 to discuss the fiscal 2002 fourth quarter earnings release. The call in number is 1-888-810-3948 and the confirmation code is "TENT." A recorded replay of the conference call will be available beginning February 14, 2003 through February 28, 2003. The replay call in number is 1-800-294-3093.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. Our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to, potential increases in food, alcohol, labor, and other operating costs, changes in competition, the inability to find suitable new locations, changes in consumer preferences or spending patterns, changes in demographic trends, the effectiveness of our operating and growth initiatives and promotional efforts, and changes in government regulation. Further information about the factors that might affect the Company's financial and other results are included in the Company's 10-K and 10-Q, filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

      Contact:    Jim Zielke
                  InvestorRelations@totent.com
                  316/634-0505 [x30]

                      Total Entertainment Restaurant Corp.
          Unaudited Summary Financial Data for the Fourth Quarter 2002
                    ($ in thousands except per share amounts)
                           Condensed Income Statements

                                      For the seventeen       For the sixteen
                                         weeks ended            weeks ended
                                      December 31, 2002       December 25, 2001
                                     -------------------     ------------------
                                        $           %           $          %
Food and beverage                    $35,241        92.2     $22,880       91.7
Entertainment and other                2,977         7.8       2,075        8.3
                                     -------     -------     -------    -------
  Total net sales                     38,218       100.0      24,955      100.0

Costs and expenses:
  Costs of sales                       9,954        26.0       6,701       26.9
  Restaurant operating expenses       18,569        48.6      11,861       47.5
  Depreciation and amortization        1,924         5.0       1,133        4.5
  Preopening costs                       332         0.9         549        2.2
                                     -------     -------     -------    -------
     Restaurant costs and
       expenses                       30,779        80.5      20,244       81.1
                                     -------     -------     -------    -------
Restaurant operating income            7,439        19.5       4,711       18.9
General and
  administrative expenses              1,686         4.4       1,316        5.3
Goodwill amortization                     --          --          75        0.3
                                     -------     -------     -------    -------
Income from operations                 5,753        15.1       3,320       13.3
Other income (expense):
  Other income/(expense)                 (46)       (0.1)         --         --
  Loss on disposal of assets             (13)         --         (43)      (0.2)
  Interest expense                       (55)       (0.1)       (200)      (0.8)
                                     -------     -------     -------    -------
Income from continuing operations
  before income taxes                  5,639        14.9       3,077       12.3
Provision for income taxes             1,934         5.2       1,161        4.6
                                     -------     -------     -------    -------
Income from continuing operations      3,705         9.7       1,916        7.7
Income(loss)from discontinued
  operations                              --          --        (360)      (1.5)
                                     -------     -------     -------    -------
Net income                           $ 3,705         9.7       1,556        6.2
                                     =======     =======     =======    =======
Basic earnings per share:
  Income from continuing operations        $  0.37                $  0.22
  Loss on discontinued operations               --                  (0.04)
                                           -------                -------
Basic earnings per share                   $  0.37                $  0.18
                                           =======                =======
Diluted earnings per share:
  Income from continuing operations        $  0.35                $  0.22
  Loss on discontinued operations               --                  (0.04)
                                           -------                -------
Diluted earnings per share                 $  0.35                $  0.18
                                           =======                =======
Restaurants open at end of period               54                     43
Comparable sales growth                        4.0%                   8.2%

                      Total Entertainment Restaurant Corp.
          Unaudited Summary Financial Data for the Fourth Quarter 2002
                    ($ in thousands except per share amounts)
                           Condensed Income Statements

                                      For the fifty-three    For the fifty-two
                                          weeks ended           weeks ended
                                       December 31, 2002     December 25, 2001
                                      -------------------   -------------------
                                          $          %          $          %
Food and beverage                     $ 93,853       91.6   $ 63,740       91.0
Entertainment and other                  8,611        8.4      6,312        9.0
                                      --------   --------   --------   --------
  Total net sales                      102,464      100.0     70,052      100.0

Costs and expenses:
  Costs of sales                        26,815       26.2     18,955       27.1
  Restaurant operating expenses         52,067       50.8     35,079       50.1
  Depreciation and amortization          5,177        5.1      3,616        5.2
  Preopening costs                       1,654        1.6      1,218        1.6
                                      --------   --------   --------   --------
     Restaurant costs and
       expenses                         85,713       83.7     58,868       84.0
                                      --------   --------   --------   --------
Restaurant operating income             16,751       16.3     11,184       16.0
General and
  administrative expenses                5,181        5.0      3,991        5.7
Goodwill amortization                       --         --        244        0.4
                                      --------   --------   --------   --------
Income from operations                  11,570       11.3      6,949        9.9
Other income (expense):
  Other income/(expense)                   (46)      (0.1)        --         --
  Loss on disposal of assets               (31)        --       (134)      (0.2)
  Interest expense                        (342)      (0.3)      (863)      (1.2)
                                      --------   --------   --------   --------
Income from continuing operations
  before income taxes                   11,151       10.9      5,952        8.5
Provision for income taxes               3,961        3.9      2,200        3.1
                                      --------   --------   --------   --------
Income from continuing operations        7,190        7.0      3,752        5.4
Income(loss)from discontinued
  operations                                13         --       (423)      (0.6)
                                      --------   --------   --------   --------
Net income                            $  7,203        7.0      3,329        4.8
                                      ========   ========   ========   ========
Basic earnings per share:
  Income from continuing operations         $   0.77              $   0.43
  Loss on discontinued operations                 --                 (0.05)
                                            --------              --------
Basic earnings per share                    $   0.77              $   0.38
                                            ========              ========
Diluted earnings per share:
  Income from continuing operations         $   0.73              $   0.43
  Loss on discontinued operations                 --                 (0.05)
                                            --------              --------
Diluted earnings per share                  $   0.73              $   0.38
                                            ========              ========
Restaurants open at end of period                 54                    43
Comparable sales growth                          6.6%                  7.4%